UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 17, 2010

Brainstorm Cell Therapeutics Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-61610	20-8133057
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

110 East 59 th Street
New York, New York		10022
(Address of principal executive offices)		(Zip Code)

(212) 557-9000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 17, 2010, a wholly owned Israeli subsidiary of BrainStorm Cell Therapeutics Inc. (“Brainstorm”) entered into a series of agreements with Hadasit Medical Research Services and Development Ltd., a subsidiary of the Hadassah Medical Organization (“Hadassah”). Under the agreements, Hadassah and BrainStorm personnel will conduct a clinical trial to evaluate the safety and tolerability of BrainStorm's treatment using mesenchymal bone marrow stem cells secreting neurotrophic factors (MSC-NTF) in patients with ALS, in accordance with a protocol developed jointly by BrainStorm and Hadassah. The trial is scheduled to include 26 patients.

Intellectual property generated through the study will be owned by BrainStorm.  Hadassah will be entitled to use the intellectual property generated through the study for non-commercial purposes. All existing intellectual property of Brainstorm and Hadassah shall be retained by them.

In connection with the study, BrainStorm will pay Hadasit the following $38,190 per patient totaling up to $992,880, as well as $31,250 per month for rental and operation of clean room facilities according to GMP standards at Hadassah facilities in Jerusalem in order to apply the cell growth and differentiation process in accordance with Brainstorm's methods. The rental is for a period of 11 months (including one free month rent), which period may be extended for up to an additional 5 months.  In the event of a delay in receiving approval for the study from the Israeli Ministry of Health, BrainStorm may suspend the rental period for up to 4 months.

In addition, BrainStorm will issue to Hadasit and Hadassah personnel warrants to purchase up to 1,500,000 restricted shares of Common Stock of BrainStorm at an exercise price of $0.001 per share, exercisable for a period of 5 years.  The warrants shall vest over the course of the study as follows: 500,000 upon enrolment of 1/3 of the patients; an additional 500,000 upon enrollment of all the patients and the final 500,000 upon completion of the study.

The agreements may be terminated by either party upon 60 days notice.

Item 3.02 Unregistered Sales of Equity Securities.

The fourth paragraph of Item 1.01 is hereby incorporated by reference into this item.

The issuances of the securities described in this Item 3.02 were effected without registration in reliance upon Regulation D promulgated under Securities Act of 1933, as amended.  No underwriters were involved with the issuance of such securities and no commissions were paid in connection with such transaction.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 24, 2010	Brainstorm Cell Therapeutics Inc.

	By:	/s/ Rami Efrati
Rami Efrati
Chief Executive Officer